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Exhibit 99.1

GMAC Educational Loan Funding Trust—I

Statements to Noteholders

For the period ending April 30, 2003

        Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer. The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer's knowledge. In some circumstances, certain expenses have been accrued.

12.04 (a) the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$—
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—

$—

12.04 (b) the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	92,235
A-2AR Notes	110,067
A-3AR Notes	—
B-1AR Notes	20,378

222,679

12.04 (c) the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

12.04 (d) the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$201,848,953

12.04 (e) the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$78,000,000
A-2AR Notes	78,000,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000

$220,000,000

12.04 (f) the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Auction Rate
A-1AR Notes	1.310%
A-2AR Notes	1.320%
A-3AR Notes	1.300%
B-1AR Notes	1.400%

12.04 (g) the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees Paid
Master servicing fees	2,500
Sub-servicing fees	34,097

12.04 (h) the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee,all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees (Annual fee of $22,000 paid in May)	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	33,056
Fees paid to Delaware Trustee (Annual fee of $4,000 paid in April)	4,000
Fees paid to Indenture Trustee/Eligible Lender Trustee	49,500
(Annual fee of $49,500 paid in April)

12.04 (i) the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

	Principal	Interest	Total
Recoveries	$1,082,721	591,380	1,674,101

        Of the total amount recovered, $1,484,931 was received as of 4-30-03. The remainder was in-transit as of 4-30-03, and was received in early May.

12.04 (j) the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$2,200,000	—

12.04 (k) the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

Acquisition Fund	$—

12.04 (l) the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

Acquisition Fund	$—

12.04 (m) the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

Transfers from Acquisition Fund to Revenue Fund	$—

12.04 (n) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

12.04 (o) the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0 – 30 days	285	$8,087,113
31 – 60 days	317	9,161,698
61 – 90 days	48	1,414,605
91 – 120 days	9	245,322
Over 120 days	62	2,068,425
Claims filed	—	—

12.04 (p) the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$4,164,372	3,334	4,167,706
Reserve Fund	2,200,000	2,397	2,202,397
Acquisition Fund	4,670,040	4,864	4,674,904
Student Loan Receivable	201,848,953	1,059,473	202,908,426

Total	$212,883,366	1,070,068	213,953,433

Class	Balance	Accrued Interest	Total
A-1AR Notes	$78,000,000	22,707	78,022,707
A-2AR Notes	78,000,000	2,860	78,002,860
A-3AR Notes	50,000,000	74,028	50,074,028
B-1AR Notes	14,000,000	544	14,000,544

	$220,000,000	100,139	220,100,139

12.04 (q) the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	328	12,615,243	6.25%
Financed Student Loans in deferment	627	22,132,704	10.96%

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GMAC Educational Loan Funding Trust—I Statements to Noteholders For the period ending April 30, 2003